                                                                  Exhibit 99h(6)
                               AMENDMENT TO THE
                    TRANSFER AGENCY AND REGISTRAR AGREEMENT

THIS AMENDMENT, dated as of March 16, 1999 is made to the Transfer Agency Agreement[s] (the "Agreement[s]") between each of the Funds executing this Amendment and listed on Exhibit 1 of this Amendment attached hereto and incorporated herein (hereinafter individually and collectively referred to as the "Fund") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group").

1. Schedule A "Transfer Agent Fees" is deleted in its entirety and the following new Schedule A is inserted in its place

2. Schedule B "Out-Of-Pocket Expenses" is deleted in its entirety and the following new Schedule B is inserted in its place.

3. Schedule C "Duties of the Transfer Agent" is deleted in its entirety and the following new Schedule C is inserted in its place.

This Amendment contains the entire understanding among the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the prior agreements and related agreements, this Amendment shall control, but the prior agreements and all related documents shall otherwise remain in full force and effect.

     IN WITNESS WHEREOF, each party has caused this Amendment to be executed by its duly authorized representative on the date first stated above.

FIRST DATA INVESTOR SERVICES       ST. CLAIR FUNDS, INC.
GROUP, INC.

By:  /s/ Debelee Goldberg          By:  /s/ Lisa Anne Rosen
    ------------------------           -------------------------

Name:  Debelee Goldberg            Name:  Lisa Anne Rosen
      ----------------------             -----------------------

Title:  SVP                        Title:  Secretary and Assistant Treasurer
        --------------------              ----------------------------------

THE MUNDER FRAMLINGTON             THE MUNDER FUNDS TRUST
FUNDS TRUST

By:  /s/ Lisa Anne Rosen           By:  /s/ Lisa Anne Rosen
    ------------------------           -------------------------

Name:  Lisa Anne Rosen             Name:  Lisa Anne Rosen
       ---------------------             -----------------------

Title:  Secretary and Assistant     Title:  Secretary and Assistant Treasurer
       -------------------------           ---------------------------------
Treasurer
---------

THE MUNDER FUNDS, INC.

By:  Lisa Anne Rosen
     -----------------------

Name:  Lisa Anne Rosen
       ---------------------

Title:  Secretary and Assistant Treasurer
       ----------------------------------

                                  SCHEDULE A
                             TRANSFER AGENT'S FEES
                             ---------------------

                        EFFECTIVE AS OF: MARCH 1, 1999

I    NET NET FUND FEES:

     Per Account Fee:         $21.50 per open account per year
                              $ 2.00 per closed account per year

     Other Fees:              IRA accounts will be charged $10.00 per global
                              account per annum (excluding Consumer's Energy
                              Group)
                              NSCC Transaction Charge is $.15 per financial transaction

II  ALL OTHER FUNDS' FEES:

     Fund Complex Minimum*    $90,000 per month

     Asset Based Fees         2.00 Basis Points for assets less than 5 billion
                              1.50 Basis Points for assets 5 billion - 9 billion
                              1.51 Basis Points for assets greater than 9 billion

     Other Fees:              IRA accounts will be charged $10.00 per global
                              account per annum (excluding Consumer's Energy
                              Group)
                              NSCC Transaction Charge is $.15 per financial transaction

III  SYSTEM ENHANCEMENTS:

                              Client defined system enhancements will be agreed upon by the Transfer Agent and Munder Capital and billed at a rate of $150.00 per hour. All programming rates are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.

* The Fund Complex minimum under Section II of Schedule A will apply to all existing and any future funds offered by Munder Capital Management which are services by the Transfer Agent with the exception of the Net Net Funds which will be subject to the fees under Section I of Schedule A. The fees specified herein may be adjusted at any time upon written agreement between the parties. After March 1, 2000 the parties agree to review the fees charged for services under this Agreement.

IV  LOST SHAREHOLDER SEARCH/
    REPORTING:                $2.75 per account search*
                              The per account search fee shall be waived until June 2000 so long as the Fund retains Keane
                              Tracers, Inc. ("KTI') to provide the Fund with KTI's "in-Depth Research Program" services.

V    PRINT MAIL PRICING SCHEDULE FOR SPECIAL MAILINGS FOR MUNDER GROUP OF FUNDS

This pricing is based on appropriate notification (standard of 30 day notification) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a maximum premium of 50% based on turn around requirements.

Work Order:
-----------
               $30.00 per Workorder

Technical Support/Data Processing:
----------------------------------
               $135.00 to create an admark tape
               $10.00/K to zip +4 data enhance with $125.00 minimum $80.00/hr for any data manipulation
               $ 6.00/K combo charge

Admark & Machine Insert
-----------------------

#10, #11, 6x9

               $62/K to admark envelope and machine insert 1 piece, with $125.00 min
               $2.50/K for each additional insert
               $38/K to admark only with $75.00 minimum
               $25.00/K hand sort
9x12
               $100/K to admark envelope and machine insert 1 piece, with $125.00 min
               $5.00/K for each additional insert
               $38/K to admark only with $75.00 minimum
               $0.08/K for each hand insert

Admark & Hand Insert
--------------------

#10, #11, 6x9

               $0.08 for each hand insert
               $25.00/K hand sort
9x12
               $0.09 for each hand insert
               $25.00/K hand sort

Pressure/Sensitive Labels:
--------------------------
               $0.32 each to create, affix and hand insert 1 piece, with a $75.00 minimum
               $0.08 for each hand insert
               $0.10 to affix labels only
               $0.10 to create labels only

Legal Drop (Semi/Annual Reports; mailing ten plus pieces)
---------------------------------------------------------
               $150.00 / compliant legal drop per job and processing fees

Create Mailing List:
--------------------
               $0.40 per entry with $75.00 minimum

Presort Fee:
------------
               $0.035 per piece

B.  PRINT MAIL Pricing Schedule For Munder Group of Funds

Daily Work (Confirms):
----------------------

Hand:     $71/K with $50.00 minimum (includes 1 insert)
          $0.07/each additional insert

Machine:  42/K with $50.00 minimum daily (includes 1 insert)
          $0.01/each additional insert

Daily Checks:
-------------

Hand:     $71/K with $50.00 minimum (includes 1 insert)
          $0.07/each additional insert

Machine:  42/K with $50.00 minimum daily (includes 1 insert)
          $0.01/each additional insert

*  There is a $3.00 charge for each 3606 Form sent.

Quarterly/Monthly Statements:
-----------------------------

Hand:     $78/K with $50.00 minimum (includes 1 insert)
          $0.08/each additional insert
          $125/K for intelligent inserting

Machine:  52/K with $50.00 minimum daily (includes 1 insert)
          $0.01/each additional insert
          $58/K for intelligent inserting

Periodic Checks (i.e. dividend, ACW):
-------------------------------------

Hand:     $91/K with $75.00 minimum (includes 1 insert)
          $0.08/each additional insert

Machine:  52/K with $75.00 minimum daily (includes 1 insert)
          $0.01/each additional insert

12B1/Dealer Commission Checks/Statements:
-----------------------------------------

          $0.78/each envelope with $100.00 minimum

Printing Charges:  (price ranges dependent on volumes)
------------------------------------------------------

          $0.08/per confirm/statement/page
          $0.10/per check

Folding (Machine):
------------------

          $18K

Folding (Hand):
---------------

          $.12 each

Presort Charge:
---------------

          $0.035 per piece

Courier Charge:
---------------

          $15.00 for each on call courier trip/or actual cost for on demand

Overnight Charge:
-----------------

          $3.50 per package service charge plus Federal Express/Airborne charge

Inventory Storage:
------------------

          $20.00 for each inventory location as of the 15th of the month

Inventory Receipt:
------------------

          $20.00 for each SKU / Shipment

Hourly work; special projects, opening envelopes, etc...

          $24.00 per hour

Special Pulls
-------------

          $2.50 per account pull

Boxes/Envelopes:
----------------

          Shipping boxes    $0.85 each
          Oversized Envelopes  $0.45 each

Forms Development/Programming Fee:
----------------------------------

          $150.00/hour

Systems Testing:
----------------

          $ 85.00/hour

Cutting Charges:
----------------

          $10.00/K

VI Miscellaneous Charges. The Fund shall be charged for the following products and services as applicable:
     .   Ad hoc reports
     .   ad hoc SQL time
     .   COLD Storage
     .   Digital Recording
     .   Microfiche/microfilm production
     .   Magnetic media tapes and freight
     Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

                                   SCHEDULE B
                                   ----------
                             OUT-OF-POCKET EXPENSES
                         EFFECTIVE AS OF: MARCH 1, 1999

1. Out of Pocket Expenses. The Fund shall reimburse the Transfer Agent monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

     .   Postage - direct pass through to the Fund
     . Telephone and telecommunication costs, including all lease, maintenance and line costs
     .   proxy solicitations, mailings and tabulations
     .   Shipping, Certified and Overnight mail and insurance
     . Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
     .   Duplication services
     .   Banking Services
     . Distribution and Redemption Check Issuance ($0.07 per item for PAR System Clients)
     .   Courier services
     .   Federal Reserve charges for check clearance
     .   Overtime, as approved by the Fund
     .   Temporary staff, as approved by the Fund
     .   Travel and entertainment, as approved by the Fund
     . Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
     .   Third party audit reviews
     .   Insurance

     The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with the Transfer Agent. In addition, the Fund will promptly reimburse the Transfer Agent for any other unscheduled expenses incurred by the Transfer Agent whenever the Fund and the Transfer Agent mutually agree that such expenses are not otherwise properly borne by the Transfer Agent as part of its duties and obligations under the Agreement.

                                  SCHEDULE C
                         DUTIES OF THE TRANSFER AGENT
                        EFFECTIVE AS OF:  MARCH 1, 1999

     1.   Shareholder Information.  The Transfer Agent or its agent shall
          -----------------------
maintain a record of the number of Shares held by each holder of record which shall include name, address, taxpayer identification and which shall indicate whether such Shares are held in certificates or uncertificated form, and if in certificated form shall include certificate numbers and denominations; historical information regarding the account of each Shareholder, including dividends and distributions paid and the date and price for all transactions on a Shareholder's account; any stop or restraining order placed against Shareholder's account; any correspondence relation to the current maintenance of a Shareholder's account; information with respect to withholdings; and, any information required in order for the Transfer Agent to perform any calculations contemplated or required by its Agreement with the Fund. The Transfer Agent shall keep a record of all redemption checks and dividend checks returned by postal authorities, and shall maintain such records as are required for the Fund to comply with the escheat laws of any State or other authority; shall keep a record of all redemption checks and dividend checks returned by the postal authorities for the period of time they are the Transfer Agent of record and for any records provided by and receipt acknowledged by both parties form any prior Transfer Agent by means of a records certification letter; otherwise the Transfer Agent is not responsible for the said records. The Transfer Agent shall maintain such records as are required for The Fund to comply with the escheat laws of any state or other authority for the period they are Transfer Agent. The Fund will be responsible for notifying and instructing the Transfer Agent to commence the escheatment process on their behalf, for any or all states.

     2.   Shareholder Services. The Transfer Agent or its agent will investigate
          --------------------
all inquiries from Shareholders of the Fund relating to Shareholder accounts and will respond to all communications from Shareholders and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Fund.

     3.   Share Certificates.
          ------------------

          (a) At the expense of the Fund, it shall supply the Transfer Agent or its agent with an adequate supply of blank share certificates to meet the Transfer Agent or its agent's requirements therefor. Such Share certificates shall be properly signed by facsimile. The Fund agrees that, notwithstanding the death, resignation, or removal of any officer of the Fund whose signature appears on such certificates, the Transfer Agent or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

          (b) The Transfer Agent or its agent shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by the Transfer Agent or its agent of properly executed affidavits and lost certificate bonds, in form satisfactory to the Transfer Agent or its agent, with the Fund and the Transfer Agent or its agent as obligees under the bond.

          (c) The Transfer Agent or its agent shall also maintain a record of each certificate issued and/or canceled the number of Shares represented thereby and the holder of record. With respect to Shares held in open accounts or uncertificated form, i.e., no certificate being issued with respect thereto, the Transfer Agent or its agent shall maintain comparable records of the record holders thereof, including their names addresses and taxpayer identification. The Transfer Agent or its agent shall further maintain a stop transfer record on lost and/or replaced certificates.

     4.   Mailing Communications to Shareholders; Proxy Materials.  The Transfer
          -------------------------------------------------------
Agent or its agent will address and mail to Shareholders of the Fund, all communicators by the Fund to such Shareholders, including without limitation, confirmations of purchases and sales of Company shares, monthly statements, all reports to Shareholders, dividend and distribution notices and proxy material for the Fund's meetings of Shareholders. In connection with meetings of Shareholders, the Transfer Agent or its Agent will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

     5.   Sales of Shares.
          ----------------

          (a)  Issuance of Shares.  Upon receipt of a purchase order from or on
               ------------------
behalf of an investor for the purchase of Shares and sufficient information to enable the Transfer Agent to establish a Shareholder account (if it is a new account) and to determine which class of Shares the investor wishes to purchase, and after confirmation of receipt of payment in the form described in the Prospectus relating to such Shares and shall prepare and mail the appropriate confirmation in accordance with legal requirements.

          (b)  Suspension of Sale of Shares.  The Transfer Agent or its agent
               ----------------------------
shall not be required to issue any Shares of the Fund where it has received a Written Instruction from the Fund or official notice from any appropriate authority that the sale of the Shares of the Fund has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of the Transfer Agent or its agent to rely on such Written Instructions or official notice.

          (c)  Payment of Redemption Proceeds.  The Transfer Agent shall, upon
               ------------------------------
receipt of the moneys paid to it by the Custodian for the redemption of Shares, pay such moneys as are received form the Custodian, all in accordance with the procedures described in the Written Instruction received by the Transfer Agent from the Fund. It is understood that the Transfer Agent may arrange for the direct payment of redemption proceeds to Shareholders by the Fund's Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time by the Fund, the Transfer Agent and the Fund's Custodian.

          The Transfer Agent shall not process or effect any redemption with respect to Shares of the Fund after receipt by the Transfer Agent of notification of the suspension of the determination of the net asset value of the Fund, provided the Transfer Agent has had a reasonable time to act on such notification.

     7.   Dividends.
          ----------

          (a)  Notice to Agent and Custodian.  Upon the declaration of each
               -----------------------------
dividend and each capital gains distribution by the Board of Directors of the Fund with respect to Shares of the Fund, the Fund shall furnish or cause to be furnished to the Transfer Agent or its agent a copy of a resolution of the Fund's Board of Directors certified by the Secretary of the Fund setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share to the shareholders of record as of that date, the total amount payable to the Transfer Agent or its agent on the payment date and whether such dividend or distribution is to be paid in Shares of such class at net asset value.

          On or before the payment date specified in such resolution of the Board of Directors, the Custodian of the Fund will pay to the Transfer Agent sufficient cash to make payment to the shareholders of record as of such payment date.

          After deducting any amount required to be withheld by any applicable tax laws, rules and/or regulations and/or other applicable laws, the Transfer Agent shall in accordance with the instructions in proper form from a Shareholder and the provisions of the applicable dividend resolutions and Prospectus issue and credit the Account of the Shareholder with Shares, or, if the Shareholder so elects, pay such dividends or distributions in cash.

          In lieu of receiving from the Fund's Custodian and paying to Shareholders cash dividends or distributions, the Transfer Agent may arrange for the direct payment of cash dividends and distributions to Shareholders by the Fund's Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, the Transfer Agent and the Fund's Custodian.

          The Transfer Agent shall prepare, file with the Internal Revenue Services and other appropriate taxing authorities, and address and mail to Shareholders such returns, forms and information relating to dividends and distributions paid by the fund as are required to be so prepared, filed and mailed by applicable laws, rules and/or resolutions. On behalf of the Fund, the Transfer Agent shall mail certain requests for Shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Fund, all as required by applicable Federal tax laws and regulations.

          (b)  Insufficient Funds for Payments.  If the Transfer Agent or its
               -------------------------------
agent does not receive sufficient cash from the Custodian to make total dividend and/or distribution payments to all shareholders of the Fund as of the record date, the Transfer Agent or its agent will, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to the Transfer Agent or its agent.

          8.   Cash Management Services. Funds received by the Transfer Agent in
               ------------------------
the course of performing its services hereunder will be held in bank accounts and/or fixed income investment accounts. With respect to funds maintained in fixed income investment accounts, the Transfer Agent shall retain any interest generated or earned. With respect to funds maintained in bank accounts, the Transfer Agent shall retain any excess balance credits or excess benefits earned or generated by or associated with such bank accounts or made available by the institution at which such bank accounts are maintained after such balance credits or benefits are first applied towards banking service fees charged by such institution in connection with banking services provided on behalf of the Fund.

          9.   Lost Shareholders. The Transfer Agent shall perform such services
               -----------------
as are required in order to comply with Rules 17a-24 and 17Ad-17 of the 34 Act (the Lost Shareholder Rules"), including, but not limited to those set forth below. The Transfer Agent may, in its sole discretion, use the services of a third party to perform the some or all such services.

          (a)  documentation of electronic search policies and procedures;
          (b)  execution of required searches;
          (c)  creation and mailing of confirmation letters;
          (d)  taking receipt of returned verification forms;
          (e) providing confirmed address corrections in batch via electronic media;
          (f) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and
          (g) preparation and submission of data required under the Lost Shareholder Rules.

          10.  Cooperation with Accountants.  The Transfer Agent shall cooperate
               ----------------------------
with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under its agreement with the Fund to assure that the necessary information is made available to such accountants for the expression of their opinions as such as may be required by the Fund from time to time.

          11.  Other Services.  In accordance with the Prospectus and such
               --------------
procedures and controls as are mutually agreed upon from time to time by and among the Fund, the Transfer Agent and the Fund's Custodian, the Transfer Agent shall (a) arrange for issuance of Shares obtained through (i) transfers of funds from Shareholder's accounts at financial institutions, (ii) a pre-authorized check plan, if any and (iii) a right of accumulation, if any; (b) arrange for the exchange of Shares for shares of such other funds designated by the Fund from time to time; and (c) arrange for systematic withdrawals from the account of a Shareholder participating in a systematic withdrawal plan, if any.

                                   Exhibit 1

                         Lists of Funds and Portfolios

THE MUNDER FUNDS TRUST                                 ST. CLAIR FUNDS, INC.
----------------------                                 ---------------------
Munder Balanced Fund                                   Munder Institutional S&P 500 Index Equity Fund
Munder Bond Fund                                       Munder Institutional S&P MidCap Index Equity Fund
Munder Cash Investment Fund                            Munder Institutional S&P SmallCap Index Equity Fund
Munder Growth & Income Fund                            Munder Institutional Short Term Treasury Fund
Munder Index 500 Fund                                  Munder Institutional Money Market Fund
Munder Intermediate Bond Fund                          Liquidity Plus Money Market Fund
Munder Michigan Tax-Free Bond Fund                     Munder S&P 500 Index Equity Fund
Munder Small Company Growth Fund                       Munder S&P MidCap Index Equity Fund
Munder Tax-Free Bond Fund                              Munder S&P SmallCap Index Equity Fund
Munder Tax-Free Short-Intermediate Bond Fund           Munder Foreign Equity Fund
Munder Tax-Free Money Market Fund                      Munder Aggregate Bond Index Fund
Munder U.S. Government Income Fund
Munder U.S. Treasury Money Market Fund

THE MUNDER FUNDS, INC.
----------------------
Munder All-Season Aggressive Fund
Munder All-Season Conservative Fund
Munder All-Season Moderate Fund
Munder Equity Selection Fund
Munder Financial Services Fund
Munder Growth Opportunities Fund
Munder International Bond Fund
Munder Micro-Cap Equity Fund
Munder Money Market Fund
Munder Multi-Season Growth Fund
Munder NetNet Fund
Munder Real Estate Equity Investment Fund
Munder Short Term Treasury Fund
Munder Small-Cap Value Fund
Munder Value Fund

THE MUNDER FRAMLINGTON FUNDS TRUST
----------------------------------
Munder Framlington Emerging Markets Fund
Munder Framlington Healthcare Fund
Munder Framlington International Growth Fund
Munder Framlington Global Financial Services Fund